As filed with the Securities and Exchange Commission on December 3, 2015

Registration No. 333-101751

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

3M COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0417775 (I.R.S. Employer Identification No.)

3M Center
St. Paul, Minnesota 55144
(Address of principal executive offices,
including zip code)

3M 2002 Management Stock Ownership Program

(Full title of the plan)

Gregg M. Larson
Deputy General Counsel
3M Company
3M Center
St. Paul, Minnesota 55144
(651) 733-2204
(Name, address and telephone number,
 including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

3M Company (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-8, Number 333-101751, on December 10, 2002 (the “Registration Statement”), to register common shares of the Company (the “Securities”) to be offered under the Company’s 2002 Management Stock Ownership Program (the “Program”).

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister such portion of the Securities, previously registered under the Registration Statement, which have not been sold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on December 3, 2015.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson
Deputy General Counsel and Secretary